AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this          day of                     , 2011, by and among DWS Variable Series I, DWS Investment Distributors, Inc., Deutsche Investment Management Americas Inc. and Great-West Life & Annuity Insurance Company (“Great-West”) ( collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated May 1, 1999, as amended, (the “Agreement”); and

WHEREAS, the Parties desire to add additional Great-West separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

WHEREAS, the Parties to the Agreement desire to add additional portfolio investment options to the Account; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	The first paragraph of the Agreement is deleted in its entirety and replaced with the following:

“THIS AGREEMENT, made and entered into as of this 1st day of May, 1999 by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “GWL&A”), a Colorado life insurance company, on its own behalf and on behalf of its separate accounts described in Schedule A (the “Account(s)”); DWS

VARIABLE SERIES I, a Massachusetts business trust organized under the laws of Massachusetts (hereinafter, the “Fund”); DWS INVESTMENTS DISTRIBUTORS, INC. (the “Underwriter”), a Delaware corporation, and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a Delaware corporation (the “Adviser”).

2.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

3.	Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto; and

4.	All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the          day of                     , 2011.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title: Senior Vice-President
Date: 1/5/12

DWS VARIABLE INVESTMENT SERIES I

By its authorized officer,

By:	/s/ Rita Rubin
Name: Rita Rubin
Title: Asst. Secretary
Date:

DWS INVESTMENTS DISTRIBUTORS, INC.

By its authorized officer,

By:	/s/ Michael Woods
Name: Michael Woods
Title: CEO
Date: 12/13/11

By:	/s/ Alban Miranda
Name: Alban Miranda
Title: COO
Date: 12/13/11

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.,

By its authorized officer,

By:	/s/ Alban Miranda
Name: Alban Miranda
Title: COO
Date: 12/13/11

By:	/s/ [unintelligible]
Name: [unintelligible]
Title: Director
Date:

SCHEDULE A

Separate Accounts

Name of Separate Accounts

Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

SCHEDULE B

Authorized Funds

Any Portfolios which are available and open to new investors on or after the effective date of this Agreement.